Western Asset Emerging Markets Floating Rate Fund Inc. Announces Changes to Non-Fundamental Investment Policies

NEW YORK – (BUSINESS WIRE) – August 16, 2007

Western Asset Emerging Markets Floating Rate Fund Inc. (NYSE: EFL) today announced the elimination of non-fundamental investment policies imposing limits on the credit ratings of the securities in which the Fund may invest and the amendment of non-fundamental investment policies relating to the types of securities in which the Fund may invest. These changes will be effective September 17, 2007.

Under the Fund’s amended non-fundamental investment policies recommended by Fund management and approved by the Board of Directors, the Fund is no longer subject to restrictions on the credit ratings of the securities in which it may invest. The Fund was previously limited to investing in debt securities rated at the time of investment in the categories Ba or B by Moody’s Investors Service, or BB or B by Standard & Poor’s Corporation or, if not rated, of comparable quality as determined by the Fund’s investment manager.

In addition, under amended policies approved by the Board of Directors, the Fund now has the ability to invest up to 20% of its total assets in a broad range of U.S. and non-U.S. fixed income securities, including, but not limited to: corporate bonds, loans, mortgage- and asset-backed securities, preferred stock and sovereign debt, derivative instruments of the foregoing securities and dollar rolls. Such securities may be rated high yield (i.e., rated below investment grade by any nationally recognized statistical rating organization or, if unrated, of equivalent quality as determined by the manager). Under normal circumstances, the Fund will invest in securities of issuers located in at least four countries. Previously, the Fund was not permitted to invest in dollar rolls, mortgage-backed securities, asset-backed securities or securities of U.S. issuers with investment grade ratings.

These changes to the Fund’s non-fundamental investment policies are intended to broaden the investment opportunities of the Fund and to allow the Fund to invest a greater percentage of its assets in securities, particularly emerging market debt securities, that are rated investment grade. As the emerging market sector has evolved and developed since the Fund’s inception in March of 1994, more fixed income securities issued by governments and corporations in emerging market countries (“emerging market debt”) have earned investment grade ratings. These increases in the ratings of emerging market debt have resulted from issuers benefiting from substantial increases in commodity prices and increased fiscal responsibility on the part of the governments of emerging market countries. Currently, approximately 39% of the JP Morgan Emerging Markets Bond Index Global, the unmanaged benchmark against which the Fund measures its performance, is composed of emerging market debt that is rated investment grade.

It is important to note that the proposed changes are expected to provide the portfolio managers with additional flexibility to meet the Fund’s investment objectives and address developments in the market, but there is no expectation that dramatic changes in the Fund’s portfolio composition or investment approach will result.

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Additional Information About Securities Rated Below Investment Grade, Dollar Rolls, Mortgage-Backed Securities and Asset-Backed Securities

Under the Fund’s amended non-fundamental investment policies, the Fund may invest a greater percentage of its managed assets in securities rated below investment grade. High yield, lower quality securities, or “junk bonds,” are securities that are rated by a nationally recognized statistical rating organization below its top four long-term rating categories or unrated securities determined by the Fund’s investment manager to be of equivalent quality. The issuers of lower quality securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates. The prices of lower quality securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions. Lower quality securities may become illiquid and hard to value in down markets. Securities rated below investment grade are considered speculative and, compared to investment grade securities, tend to have more volatile prices and increased price sensitivity to changing interest rates and to adverse economic and business developments, greater risk of loss due to default or declining credit quality, greater likelihood that adverse economic or company specific events will make the issuer unable to make interest and/or principal payments and greater susceptibility to negative market sentiments leading to depressed prices and decrease in liquidity.

Under the amended policies, the Fund will also be able to invest in dollar rolls, mortgage-backed securities and asset-backed securities as part of its investment strategies. Under a dollar roll transaction, the Fund sells securities for delivery in the current month, or sells securities it has purchased on a “to-be-announced” basis, and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the purchased securities. Dollar rolls are speculative techniques involving leverage, and are considered borrowings by the Fund if the Fund does not establish and maintain a segregated account. In addition, dollar rolls involve the risk that the market value of the securities the Fund is obligated to repurchase may decline below the repurchase price. In the event the buyer of securities under a dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities. Successful use of dollar rolls may depend upon the ability of the Fund’s investment manager to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

Mortgage-backed securities may be issued by private companies or by agencies of the U.S. Government and represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain debt instruments may only pay principal at maturity or may only represent the right to receive payments of principal or payments of interest on underlying pools of mortgages, assets or government securities, but not both. The value of these types of instruments may change more drastically than debt securities that pay both principal and interest during periods of changing interest rates. The Fund may obtain a below market yield or incur a loss on such instruments during periods of declining interest rates. Principal only and interest only instruments are subject to extension risk. For mortgage derivatives and structured securities that have imbedded leverage features, small changes in interest or prepayment rates may cause large and sudden price movements. Mortgage derivatives may be illiquid and hard to value in declining markets.

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Western Asset Emerging Markets Floating Rate Fund Inc., a non-diversified, closed-end management investment company, is managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and is sub-advised by Western Asset Management Company, an affiliate of the investment manager.

For more information on the Fund, please contact our Investor Relations Group at 1-888-777-0102 or consult the Fund’s website at www.leggmason.com.

Contact:

Brenda Grandell

Director, Closed-End Funds

Legg Mason & Co., LLC

212-291-3775